                                      EXHIBIT 2

                           CUSTODY AGREEMENT
                           (U.S. SECURITIES)


      AGREEMENT, dated as of December 13, 1996 between First Golden American Life Insurance Company of New York Separate Account NY-B
("Customer") and The Bank of New York ("Custodian").

                               ARTICLE I
                              DEFINITIONS

      Whenever used in this Agreement, the following words shall have the meanings set forth below:

      1. "Authorized Person shall be any person, whether or not an officer or employee of Customer, duly authorized by Customer to give Oral and/or Written Instructions on behalf of Customer, such persons to be designated in a Certificate of Authorized Persons which contains a specimen signature of such person.

      2. "BNY Affiliate" shall mean any office, branch or subsidiary of The Bank of New York Company, Inc.

      3. "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

      4. "Business Day" shall mean any day on which Custodian, Book-Entry System and relevant Depositories are open for business.

      5. "Depository" shall include the Depository Trust Company, the Participants Trust Company and any other securities depository or clearing agency (and their respective successors and nominees) registered with the Securities and Exchange Commission or otherwise authorized to act as a securities depository or clearing agency.

      6. "Oral Instructions" shall mean verbal instructions received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person.

      7. "U.S. Securities" shall include, without limitation, securities held in the Book-Entry System or at a Depository, common stock and other equity securities, bonds debentures and other debt securities, notes mortgages or other obligations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein.

      8.    "Written Instructions" shall mean any notices, instructions
or   other  instruments  in  writing  received by Custodian  from an
Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person by letter, telex, facsimile transmission, Custodian's on-line communication system, or any other method whereby Custodians able to verify with a reasonable degree of certainty the identity of the sender of such communications or the sender is required to provide a password or other identification code.


                              ARTICLE II
                  APPOINTMENT OR CUSTODIAN; ACCOUNTS
                    REPRESENTATIONS AND WARRANTIES


      1. Customer hereby appoints Custodian as custodian of all U.S. Securities and cash at any time delivered to Custodian during the term of this Agreement,and authorizes Custodian to hold U.S. Securities in registered from in its name or the name of its nominees. Custodian hereby accepts such appointment and agrees to establish and maintain one or more securities accounts and cash accounts in the name of Customer (collectively, the "Account") in which it will hold U.S. Securities and cash as provided herein.
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        2.     Customer   hereby   represents  and  warrants,  which
representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each Oral or Written Instruction given by Customer, that

           (a) Customer is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

           (b) This Agreement has been duly authorized, executed and delivered by Customer, constitutes a valid and legally binding obligation of Customer, enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on Customer prohibits Customer's execution or performance of this Agreement; and

           (c) Either Customer owns the U.S. Securities in the Account free and clear of all liens, claims, security interests and encumbrances (except those granted herein) or, if the U.S. Securities are owned beneficially by others, Customer has the right to pledge such U.S. Securities to the extent necessary to secure Customer's obligations hereunder, free of any right of redemption or prior claim by the beneficial owner. Custodian's security interest pursuant to
Article V hereof shall be a first lien and security interest subject to no setoffs, counterclaims or other liens prior to or on a parity with it in favor of any other party other than specific liens granted preferred status by statute), and Customer shall take any and all additional steps which Custodian requires to assure itself of such priority and status, including notifying third parties or obtaining their consent to, Custodian's security interest.


                              ARTICLE III
                     CUSTODY AND RELATED SERVICES

      1. Subject to the terms hereof, Customer hereby authorizes Custodian to hold any Securities received by it from time to time for Customer's account. Custodian shall be entitled to utilize the Book-Entry System and Depositories to the extend possible in connection with its performance hereunder. Securities and cash deposited by Custodian in the Book-Entry System or a Depository will be held subject to the rules, terms and conditions of the Book-Entry System or such Depository. Custodian shall identify on its books and records the U.S. Securities and cash belonging to Customer, whether held directly or indirectly through the Book-Entry System or a Depository. U.S. Securities and cash of Customer deposited in the Book-Entry System or a Depository will be represented in accounts which include only assets held by Custodian for its customers.

      2. Custodian shall furnish Customer with an advice of daily transactions and a monthly summary of all transfers to or from the Account.

      3. With respect to all U.S. Securities held in the Account, Custodian shall, unless otherwise instructed to the contrary:

           (a) Receive all income and other payments and advise Customer as promptly as practicable of any such amounts due but not paid;

           (b) Present for payment and receive the amount paid upon all U.S. Securities which may mature and advise Customer as promptly as practicable of any such amounts due but not paid;

           (c) Forward to Customer copies of all information or documents that it may receive from an issuer of U.S. Securities which, in the opinion of Custodian, are intended for the beneficial owner of U.S. Securities;

           (d) Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

           (e) Hold directly, or through the Book-Entry System or a Depository, all rights and similar U.S. Securities issued with respect to any U.S. Securities credited to the Account hereunder; and

           (f) Endorse for collection checks, drafts or other negotiable instruments.

     4. (a) Whenever U.S. Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer optional rights on Customer or provide for discretionary action or alternative courses of action by Customer, Customer shall be responsible for making any decisions relating thereto and for directing
Custodian to act.   In order for Custodian to act, it must  receive
Customer's Written Instructions at Custodian's offices, addressed as Custodian may
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from time to time request, not later than noon (New  York
time) at least two (2) Business Days prior to the last scheduled date to act with respect to such U.S. Securities (or such earlier date or time as Custodian may notify Customer). Absent Custodian's timely receipt of such written instructions, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such U.S. Securities.

          (b) Custodian shall endeavor to notify Customer of such rights or discretionary actions or of the date or dates by when such rights must be excercised or such action must be taken provided that Custodian has received, from the issuer, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice, Custodian shall have no liability for failing to so notify Customer.

      5. All voting rights with respect to U.S. Securities, however registered, shall be exercised by Customer or its designee.
Custodian's only duty  shall be to mail to Customer any documents
(including proxy statements, annual reports and signed proxies) relating to the exercise of such voting rights.

       6. Custodian shall promptly advise Customer upon its notification of the partial redemption, partial payment or other action affecting less than all U.S. Securities of the relevant class. If Custodian or Depository holds any U.S. Securities in which Customer has an interest as part of a fungible mass, Custodian or Depository may select the U.S. Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

      7. Custodian shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Custodian in writing.


                              ARTICLE IV
                 PURCHASE AND SALE OF U.S. SECURITIES;
                          CREDITS TO ACCOUNT

      1. Promptly after each purchase or sale of U.S. Securities by Customer, Customer shall deliver to Custodian Written Instructions specifying all information necessary for Custodian to settle such purchase or sale. Custodian shall account for all purchases and sales of U.S. Securities on the actual settlement date unless otherwise agreed to Custodian.

      2. Customer understands that when Custodians instructed to deliver U.S. Securities against payment, delivery of such U.S. Securities and receipt of payment therefor may not be completed simultaneously. Customer assumes full responsibility for all credit risks involved in connection with Custodian's delivery of U.S. Securities pursuant to instructions of Customer.

      3. Custodian may, as a matter of bookkeeping convenience or by separate agreement with Customer, credit the Account with the proceeds from the sale, redemption or other disposition of U.S. Securities or interest, dividends or other distributions payable on U.S. Securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until Custodian's actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be "final" until Custodian shall have received immediately available funds which under applicable law or rule are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

      4. Custodian shall have no obligation, and shall not be liable, for any loss or damage whatsoever resulting from its failure to settle any Security transaction where the rules of a Depository prevent the receipt or delivery of such Security (i.e., that the Security has been "chilled"). Custodian may, but shall have no obligation to, attempt to utilize alternative methods of delivering securities from time to time offered by a Depository.


                               ARTICLE V
                      OVERDRAFTS OR INDEBTEDNESS

      If Custodian in its sole discretion advances funds to Customer or there shall arise for whatever reason an overdraft in the Account (including, without limitation, overdrafts incurred in connection with the settlement of securities transactions or funds transfers or if Customer is for any other reason indebted to Custodian,Customer agrees to repay Custodian on demand the amount of the advance,overdraft or indebtedness plus accrued interest at a rate ordinarily charged by Custodian to its institutional custody customers. In order to secure repayment of Customer's obligations to Custodian hereunder, Customer hereby agrees that Custodian shall have a continuing lien and security interest in and to all U.S. Securities, money and other property now or hereafter held in the Account (including proceeds thereof), and any other property at any time held by it for the
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account of Customer.  In this regard, Custodian shall be entitled to all the rights and remedies of a pledgee under common law and a secured party under the New York Commercial Code and any other applicable laws, rules or regulations as then in effect.

                              ARTICLE VI
                         CONCERNING CUSTODIAN

      1.    (a)   Custodian shall exercise the due care expected of a
professional custodian for hire with respect to the Securities in its possession or control. Except as otherwise expressly provided herein, Custodian shall not be liable for any costs, expenses, damages, liabilities or claims (including attorneys' and accounts' fees) incurred by or asserted against Customer, except those costs, expenses, damages, liabilities or claims arising out of the negligence, fraud or wilful misconduct of Custodian. Custodian shall have no obligation hereunder for costs, expenses, damages, liabilities or claims (including attorneys' or accounts' fees) which are sustained or incurred by reason of any action or inaction by the Book-Entry System or any Depository, unless such action or inaction is caused by the negligence, fraud or wilful misconduct of Custodian. In no event shall Custodian be liable to Customer or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement.


            (b) Customer agrees to indemnify Custodian and hold Custodian harmless from and against any and all costs, expenses, damages, liabilities and claims (including reasonable attorneys' fees and accounts' fees), sustained or incurred by or asserted against Custodian by reason of or as a result of any action or inaction, or arising out of Custodian's performance hereunder, including reasonable fees and expenses of counsel incurred by Custodian in a successful defense of claims by Customer; provided, that Customer shall not indemnify Custodian for those costs, expenses, damages, liabilities or claims arising out of Custodian's negligence, fraud or wilful misconduct. This indemnity shall be a continuing obligation of Customer, its successors and assigns, notwithstanding the termination of this Agreement.

           (c) If any loss of Securities arises out of the negligence, fraud or wilful misconduct of Custodian, or if any loss of definitive
Securities   arises  out  of  the  (I)  negligence  or  dishonesty   of
Custodian's officers and employees, or (ii) burglary, robbery, holdup, theft or mysterious disappearance, including loss by damage or destruction (while the definitive Securities are in Custodian's physical possession), Custodian shall promptly replace such Securities with like kind and quality, together with all rights and privileges pertaining to such Securities or, if acceptable to Customer, deliver the cash equivalent to the extent of the fair market value of the Securities as of the date of discovery of such loss.

      2. Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for, any losses incurred by Customer or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid U.S.
Securities, or  U.S.  Securities  which  are  otherwise  not   freely
transferable or deliverable without encumbrance.

      3. Custodian may, with respect to questions of law related to this Agreement and Custodian's performance hereunder, obtain the advice of counsel, at the expense of Customer if prior approval is received from Customer. Custodian shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice.

      4. Custodian shall be under no obligation to take action to collect any amount payable on U.S. Securities in default, or if payment is refused after due demand and presentment.

      5. Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting any Account.

      6.    Customer  shall  pay to Custodian the  fees  set  forth  in
Schedule I attached hereto, such fees to remain in effect for a period of two years from the date of this Agreement. Customer shall reimburse Custodian for all costs associated with the conversion of Customer's Securities hereunder and the transfer of Securities and records kept in connection with this Agreement. Custodian hereby waives all customary fees for services performed in conjunction with the initial conversion of Customer's Securities hereunder and the transfer of Securities and records kept in connection with such Securities initially converted.

      7. Custodian shall be entitled to rely upon any Written or Oral Instruction actually received by Custodian and reasonably believed by Custodian to be duly authorized and delivered. Customer agrees to forward to Custodian Written Instructions confirming Oral Instructions by the close of business of same day that such Oral Instructions are given to Custodian. Customer agrees that the fact that such confirming
Written   Instructions  are  not  received  or  that  contrary  Written
Instructions are received by Custodian shall in no way affect the validity or enforceability of transactions authorized by such Oral
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Instructions and effected by Custodian.  If Customer elects to  transmit
Written Instructions through an on-line communication system offered by Custodian, Customer's use thereof shall be subject to the Terms and Conditions attached hereto as Appendix I.

     8. (a) During Custodian's normal business hours upon receipt of reasonable notice from Customer, any officer or employee of the Customer, any independent account(s) selected by the Customer and any person designated by any regulatory authority having jurisdiction over Customer shall be entitled to examine on Custodian's premises.
Securities held by Custodian on its premises and the Custodian's records regarding Securities held hereunder deposited with entities authorized to hold Securities in accordance with Article III, Section I hereof, but only upon Customer's furnishing Custodian with properly authorized instructions to that effect, provided, such examination shall be consistent with Custodian's obligations of confidentiality to other parties. Custodian's costs and expenses in facilitating such examinations shall be borne by Customer, provided that such costs and expenses are not deemed to be Custodian's costs in providing Customer with documents it is otherwise obligated to provide Customer hereunder.

            (b) Custodian shall, subject to restrictions under applicable law, provide for itself and seek to obtain from any entity with which Custodian maintains the physical possession of any of the Securities in the Account such records of such entity relating to the Account as may be reasonably required by the Customer or its agents in connection with an internal examination by the Customer of its own affairs. Upon reasonable request from Customer, Custodian shall useits best efforts to furnish to Customer such reports (or portions thereof) of the external auditors of each such entity as related directly to such entity's system of internal accounting controls applicable to its duties under its agreement with Custodian.

      9. It is understood that Custodian is authorized to supply any information regarding the Account which is required by any law, regulation or rule now or hereafter in effect.

      10. Custodian shall not be responsible or liable for any failure or delay in the performance its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software)or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that Custodian shall use its best efforts to resume performance as soon as practicable under the circumstances.

      11. Custodian may enter into subcontracts, agreements and understands with any BNY Affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Custodian from its obligations hereunder.

      12. Custodian shall notify Customer promptly of missing Securities which could effect the sale, redemption or other payments to Customer related to such missing Securities. Custodian shall notify Customer of any position shortages older than 30 days in any Security held by Customer.

      13. Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against Custodian in connection with this Agreement.


                              ARTICLE VII
                              TERMINATION

      Each party may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of such notice. Upon termination hereof, Customer shall pay to Custodian such compensation as may be due to Custodian, and shall likewise reimburse Custodian for other amounts payable or reimbursable to Custodian hereunder. Custodian shall follow such reasonable Oral or Written Instructions concerning the transfer of custody of records, U.S. Securities and other items as Customer shall give; provided, that (a) Custodian shall have no liability for shipping and insurance costs associated therewith, and (b) full payment shall have been made to Custodian of its compensation, costs, expenses and other amounts to which it is entitled hereunder. If any U.S. Securities or ash remain in the Account, Custodian may deliver to Customer such U.S. Securities and cash. Upon termination of this Agreement, except as otherwise provided herein, all obligations of the parties to each other hereunder shall cease.
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                             ARTICLE VIII
                             MISCELLANEOUS

      1. Customer agrees to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Custodian shall be fully protected in acting upon Oral Instructions and Written Instruction of such present Authorized Persons.

      2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Custodian, shall be sufficiently given if addressed to Custodian and received by it at its offices at One Wall Street - Financial Instructions Division, New York, New York 10286, or at such other place as Custodian may from time to time designate in writing.

      3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Customer shall be sufficiently given if addressed to Customer and received by it at its offices at 604 Locust Street, P.O. Box 1635, Des Moines, Iowa 50306-1635, or at such other place as Customer may from time to time designate in writing.

      4. Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from ime to time. No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

      5. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

      6. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. Customer and Custodian hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. To the extent that in any jurisdiction Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Customer irrevocably agrees not to claim, and it hereby waives, such immunity.

      7. The parties hereto agree that in performing hereunder, Custodian is acting solely on behalf of Customer and no contractual or service relationship shall be deemed to be established hereby between Custodian and any other person.

     8. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

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      IN  WITNESS  WHEREOF, Customer and Custodian have caused this
Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.




                         FIRST GOLDEN AMERICAN LIFE
                         INSURANCE COMPANY OF NEW YORK


                                 By: /s/Myles R. Tashman
                                    -------------------------
                                        Myles R. Tashman
                                 Title: Executive Vice President

                         Tax Identification No.: 13-3919096




                         THE BANK OF NEW YORK


                                 By: /s/Christopher M. Teevan
                                    --------------------------
                                        Christopher M. Teevan
                                 Title: Vice President





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                              APPENDIX I

                         THE BANK OF NEW YORK
             ON-LINE COMMUNICATIONS SYSTEM (THE "SYSTEM")

                         TERMS AND CONDITIONS

     1. License; Use. Upon delivery to Customer of software enabling Customer to obtain access to the System (the "Software"), Custodian grants to Customer a personal, nontransferable and nonexclusive license to use the Software solely for the purpose of transmitting and receiving communications to and from Custodian in connection with Customer's Account(s). Customer shall not sell, lease or otherwise provide, directly or indirectly, the Software or any portion thereof to any other person or entity without the written consent of Custodian.

      2. Equipment. Customer shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize the Software and obtain access to the System, and Custodian shall not be responsible for the reliability or availability of any such equipment or services.

      3. Proprietary Information. Customer acknowledges that the Software, all data bases made available to Customer through the System, and any proprietary data, processes, information and documentation (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of Custodian. Customer shall keep the Information confidential by suing the same care and discretion that Customer uses with respect to its own confidential property and trade secrets and shall neither make nor permit any disclosure without the prior written consent of Custodian. Upon termination of the Agreement or the Software license granted hereunder for any reason, Customer shall return all copies of the Information to Custodian.

      4. Modifications. Custodian reserves the right to modify the Software from time to time and Customer shall install new releases of the Software as Custodian may direct. Customer agrees not to modify or attempt to modify the Software without Custodian's prior written consent. Customer acknowledges that any modifications to the Software,
whether   by  Customer  or  Custodian and whether with or without
Custodian's consent, shall be come the property of Custodian.

      5. No Representations or Warranties. Custodian makes no warranties or representations of any kind with regard to the Software or the System, including but not limited to any implied warranties of merchantability or fitness for a particular purpose.

      6. Security; Reliance; Unauthorized Use. Customer will cause all persons utilizing the Software and System to treat all applicable user and authorization codes, passwords and authentication keys with extreme care. Custodian is hereby irrevocably authorized to act in accordance with and rely on Written Instructions received by it through
the  System.   Customer acknowledges that it is its sole responsibility
to assure that only Authorized Persons use the System and that Custodian shall not be responsible nor liable for any unauthorized use thereof.

      7. System Acknowledgments. Custodian shall acknowledge through the System its receipt of each Written Instruction communicated through the System, and in the absence of such acknowledgment Custodian shall not be liable for any failure to act in accordance with such Written Instruction and Customer may not clam that such Written Instruction was received by Custodian.



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